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                                                                     EXHIBIT 4.4



                               CUSTODIAL AGREEMENT

         CUSTODIAL AGREEMENT, dated as of December 1, 2000 (as amended or otherwise modified from time to time, this "Agreement"), among PF FUNDING II, LLC, as Transferor (the "Transferor"), PEOPLEFIRST.COM VEHICLE RECEIVABLES OWNER TRUST 2000-2, as Issuer (the "Issuer"), FINANCIAL SECURITY ASSURANCE INC., as Insurer (the "Insurer"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Indenture Trustee (the "Indenture Trustee") and PEOPLEFIRST FINANCE, LLC, as Custodian (the "Custodian").

         A. Pursuant to the terms of the Sale and Servicing Agreement dated as of December 1, 2000, among the Issuer, the Transferor, PeopleFirst Finance, LLC, as Seller and Servicer (the "Seller" or "Servicer"), ML Asset Backed Corporation, as Depositor and the Indenture Trustee (the "Sale and Servicing Agreement"), the Seller will sell to the Transferor all of its right, title and interest in the Receivables.

         B. Pursuant to the terms of the Sale and Servicing Agreement (i) the Transferor will transfer all of its right, title and interest in the Receivables to the Depositor and (ii) the Depositor will transfer all of its right, title and interest in the Receivables to the Issuer.

         C. Pursuant to the Indenture dated as of December 1, 2000, between the Issuer and the Indenture Trustee (the "Indenture"), the Issuer will pledge to the Indenture Trustee all of its right, title and interest in the Receivables.

         D. The Custodian is a California limited liability company; and

         E. Pursuant to terms of the Sale and Servicing Agreement, the Servicer intends to deliver to the Custodian certain documents specified in this Agreement (collectively, the "Collateral"), and the Servicer desires the Custodian take possession of the Collateral as the custodian for, and bailee of,
(i) the Indenture Trustee for the benefit of the Noteholders and the Insurer, or, (ii) after all unpaid principal and interest on the Notes and all amounts owing to the Insurer have been paid in full, the Owner Trustee for the benefit of the Certificateholders, in accordance with the terms and conditions of this Agreement in order to perfect the security interest of Indenture Trustee or the Owner Trustee, as applicable; and

         The parties, intending to be legally bound, hereby agree as follows:

         1. Definitions. Terms not defined in this Agreement shall have the respective meanings assigned to them in the Sale and Servicing Agreement or the Indenture. The following terms shall have the following meanings when used in this Agreement:

         "Authorized Representatives" shall have the meaning set forth in
Section 19.

         "Certification" has the meaning set forth in Section 4.

         "Collateral" has the meaning set forth in the Recitals hereto.

         "Contract" means a motor vehicle loan evidenced by a note and security agreement.




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         "Deficiency" means a failure of a document to correspond to the information on the Schedule of Receivables or the absence of a required document from a Custodian's Receivable File pursuant to Section 2.

         "FDI" means [                 ].

         "Indenture" has the meaning assigned to such term in the Recitals hereto.

         "Insurance Policy" means with respect to a Contract and Financed Vehicle, any insurance policy required to be maintained by the Obligor that covers physical damage to and theft of the Financed Vehicle or any liability arising out of the use of such Financed Vehicle.

         "Lien Certificate" means with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification (electronic or otherwise) issued by the registrar of titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term "Lien Certificate" shall mean only a certificate or notification (electronic or otherwise) issued to a secured party. Notification of an electronic recordation of FDI indicating that the lien of the secured party on the Financed Vehicle is recorded on the original Certificate of Title shall be deemed to satisfy this definition.

         "PeopleFirst" means PeopleFirst Finance, LLC.

         "Receivable Files" means, with respect to a Financed Vehicle, those documents listed in Section 3 of this Agreement that are delivered to the Custodian and all documents subsequently delivered to the Custodian pursuant to the last sentence of Section 3.

         "Sale and Servicing Agreement" has the meaning assigned to such term in the Recitals hereto.

         "Schedule of Receivables" means the schedule of Receivables, in both hard copy and floppy disk, to be annexed hereto as Exhibit 5, such schedule setting forth the following information with respect to each Receivable:

         (i)      the loan number and name of the related Obligor;

         (ii)     the original principal amount;

         (iii) the Initial Cutoff Date or the related Subsequent Cutoff Date, as applicable;

         (iv) the principal amount outstanding as of the Initial Cutoff Date or the related Subsequent Cutoff Date, as applicable;

         (v)      the interest rate (APR);

         (vi)     the original term to maturity;

         (vii) the remaining term to maturity as of the Initial Cutoff Date or the related Subsequent Cutoff Date, as applicable; and

         (viii) the day of the month on which the scheduled monthly payment of principal and interest are required to be made.



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         2. Appointment of Custodian. The Transferor, the Indenture Trustee, the
Issuer and the Insurer hereby revocably appoint the Custodian, and the Custodian hereby accepts such appointment, to act exclusively as the agent for the Indenture Trustee, on behalf of the Noteholders and the Insurer until the Notes are paid in full, the Insurance and Indemnity Agreement has expired by its terms and all amounts owing to the Insurer have been paid in full and thereafter on behalf of the Issuer as custodian of the documents and instruments listed in
Section 3 hereof.

         In performing its duties hereunder, the Custodian agrees to act with reasonable care, using that degree of skill and attention that a commercial bank acting in the capacity of a custodian would exercise with respect to files relating to comparable automotive or other receivables that it services or holds for itself or others.

         3. Delivery of Receivable Files. The Custodian hereby certifies that it has received as custodian for, and bailee of (i) the Indenture Trustee for the benefit of the Noteholders and the Insurer or (ii) after all unpaid principal and interest on the Notes and all amounts owing to the Insurer have been paid in full and the Insurance and Indemnity Agreement has expired by its terms, the Issuer, the following documents pertaining to each of the Receivables identified in a Schedule of Receivables for the initial transfer and each subsequent transfer, a copy of which Schedule of Receivables shall be provided to the Custodian, in a form acceptable to the Custodian, on computer readable disk or via electronic transfer by the Servicer:

                  (a) the executed cancelled draft for the related Contract;

                  (b) a copy of the Note and Security Agreement for such Contract;

                  (c) the original certificate of title or, if not yet received, evidence that an application therefor has been submitted with the appropriate authority, a guaranty of title from a dealer or such other document (electronic or otherwise, as used in the applicable jurisdiction) that the Servicer shall have on file in accordance with the Servicer's customary procedures, evidencing the security interest of the originator;

                  (d) the originals of all assumption, consolidation, extension, modification or waiver agreements, if any, relating to such Receivable;

                  (e) any other documents that the Servicer shall keep on file, in accordance with its customary procedures, or reasonably required by the Issuer, from time to time to be kept on file, relating to a Receivable, the related Obligor or the related Financed Vehicle; and

                  (f) any additional original loan documents evidencing any assumption, consolidation, extension, modification or waiver of a Receivable approved by the Servicer.

         4. Certification. The Custodian shall deliver, on the Closing Date and on each Subsequent Transfer Date, to the Indenture Trustee a certification (the "Certification"), in substantially the form annexed hereto as Exhibit 1, to the effect that (except as described on the attached exception report) the Custodian has received a Custodian's Receivable File for each Receivable listed on the related Schedule of Receivables and it has received (i) all documents required to be delivered to it pursuant to Section 3 of this Agreement in its possession,
(ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Receivable identified on the Schedule of Receivables, (iii) based on its examination and only as to the foregoing documents, the information set forth in items (i),
(ii), (v) and (vi) of the definition of Schedule of Receivables respecting such Receivable accurately reflects the information on the Schedule of Receivables and (iv) based on its




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examination, the Contract is an executed original counterpart. The Custodian shall include in the Certification any Deficiencies revealed in such review attached as an exception report to the Certification.

         5. Review of Items Constituting the Receivable Files.

                  (a) Prior to the Closing Date and each Subsequent Transfer Date, as applicable, the Custodian shall cause the Indenture Trustee or such other person acceptable to the Insurer to conduct a physical inventory of the Receivable Files in order to confirm that the Issuer is in possession of a Receivable File for each Receivable listed in the Schedule of Receivables and to perform a limited review of at least [300] of the Receivable Files relating to the Receivables transferred on the Closing Date and at least [100] of the Receivable Files relating to the Subsequent Receivables transferred on each Subsequent Transfer Date to determine that each Receivable File so reviewed includes (i) the executed cancelled check for the related Contract; (ii) a copy of the Note and Security Agreement for such Contract; (iii) the original certificate of title or, if not yet received, evidence that an application therefor has been submitted with the appropriate authority, a guaranty of title from a dealer or such other document (electronic or otherwise, as used in the applicable jurisdiction) that the Servicer shall have on file in accordance with the Servicer's customary procedures, evidencing the security interest of the originator; (iv) the originals of all assumption, consolidation, extension, modification or waiver agreements, if any, relating to such Receivable; (v) any other documents that the Servicer shall keep on file, in accordance with its customary procedures, or reasonably required by the Issuer, from time to time to be kept on file, relating to a Receivable, the related Obligor or the related Financed Vehicle; and (vi) any additional original loan documents evidencing any assumption, consolidation, extension, modification or waiver of a Receivable approved by the Servicer. As evidence of the performance of such inventory and review, prior to the Closing Date and each Subsequent Transfer Date, as applicable, the Indenture Trustee or such other person shall execute and deliver to (i) the Indenture Trustee for the benefit of the Noteholders and the Insurer, or, (ii) after all unpaid principal and interest on the Notes and all amounts owing to the Insurer have been paid in full and the Insurance and Indemnity Agreement has expired by its terms, the Issuer and the Owner Trustee, on behalf of the Issuer, an Acknowledgment in the form of Exhibit 6 hereto. If such review reveals, in the Insurer's opinion, an unsatisfactory number of missing items the Insurer in its sole discretion may require a full review of every Receivable File by the Indenture Trustee or such other party acceptable to the Insurer.

                  (b) On or before the Closing Date and each Subsequent Transfer Date, as applicable, the Custodian shall deliver to the Indenture Trustee a list of all Receivables with respect to which a Lien Certificate, showing the Issuer as secured party, was not included in the related Receivable File as of the Closing Date or such Subsequent Transfer Date, as the case may be. No later than 180 days after the Closing Date or such Subsequent Transfer Date, as the case may be, the Indenture Trustee shall review the Receivable File for each Receivable that is identified in such list as not including a Lien Certificate in the related Receivable File to confirm that such Receivable File contains a Lien Certificate showing the Issuer as secured party and shall notify the Indenture Trustee, the Insurer, the Owner Trustee and the Seller of the results of such review, including the failure of any such Receivable File to contain such a Lien Certificate.

         6. Obligations of the Custodian.

                  (a) The Custodian shall maintain the items constituting the Receivable Files at its principal office or, subject to the prior written consent of the Insurer (so long as no Insurer Default shall have occurred and be continuing), at such other office as shall from time to time be identified to the Indenture Trustee and the Insurer, and the Custodian will hold the items constituting the Receivable Files in such office on behalf of the Indenture Trustee and the Insurer clearly segregated from any other instruments and files on its records, including other instruments and files held by the Custodian with





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respect to other trusts established by the Seller, and in compliance with
Section 3(c) hereof. The Custodian shall segregate and maintain continuous custody of all items constituting the Receivable Files in secure, fire rated facilities in accordance with customary standards of a commercial bank acting in the capacity of custodian with respect to similar receivables. The Custodian shall hold the Receivable Files on behalf of (i) the Indenture Trustee for the benefit of the Noteholders and the Insurer, or, (ii) after all unpaid principal and interest on the Notes and all amounts owing to the Insurer have been paid in full and the Insurance and Indemnity Agreement has expired by its terms, the Issuer, and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as will enable the Issuer to comply with the terms and conditions of the Sale and Servicing Agreement. Each Receivable shall be stamped on both the first page and the signature page (if different) in accordance with the instructions from time to time provided by the Insurer, and the form and content of the stamp shall be acceptable to the Insurer. Each Receivable shall be identified on the books and records of the Custodian in a manner that (i) is consistent with the practices of a commercial bank acting in the capacity of custodian with respect to similar receivables,
(ii) indicates that the Receivable is held by the Custodian on behalf of the Indenture Trustee for the benefit of the Noteholders and the Insurer, or, after all unpaid principal and interest on the Notes and all amounts owing to the Insurer have been paid in full and the Insurance and Indemnity Agreement has expired by its terms, the Issuer, and (iii) is otherwise necessary, as reasonably determined by the Custodian, to comply with the terms of this Custodial Agreement. The Custodian shall conduct, or cause to be conducted, periodic physical inspections of the Receivable Files held by it under this Custodial Agreement, and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer Secured Parties, the Owner Trustee on behalf of the Issuer, the Indenture Trustee and the Custodian to verify the accuracy of the Custodian's inventory and recordkeeping. Such inspections shall be conducted at such times, in such manner and by such persons including, without limitation, independent accountants, as (i) the Indenture Trustee for the benefit of the Noteholders and the Insurer, or, (ii) after all unpaid principal and interest on the Notes and all amounts owing to the Insurer have been paid in full and the Insurance and Indemnity Agreement has expired by its terms, the Owner Trustee or the Indenture Trustee may request, and the cost of such inspections shall be borne directly by the Custodian and not by the Issuer. The Custodian shall promptly report to the Issuer Secured Parties, the Owner Trustee and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Notwithstanding the above, the Custodian shall make microfiche or other electronic copies of the Receivable Files and may maintain such copies of the Receivable Files in lieu of maintaining physical possession of the Receivable Files; provided, however, that such copies shall duplicate the entire contents of each Receivable File and, provided further, that the Custodian shall at all times maintain the executed cancelled check for the related contract and the original certificate of title or, if not yet received, evidence that an application therefor has been submitted with the appropriate authority, a guaranty of title from a dealer or such other document (electronic or otherwise, as used in the applicable jurisdiction) that the Servicer shall have on file in accordance with the Servicer's customary procedures, evidencing the security interest of the originator and the originals of all assumption, consolidation, extension, modification or waiver agreements, if any, relating to such Receivable. Such original sales contracts and promissory notes and Lien Certificate and application therefor shall be stored in a fireproof vault.

                  (b) With respect to the documents constituting each Custodian's Receivable File that are delivered to the Custodian, the Custodian shall (i) act exclusively as the custodian for, and the bailee of, the Indenture Trustee on behalf of the Noteholders and the Insurer and the Owner Trustee on behalf of the Certificateholders, (ii) hold all documents constituting such Custodian's Receivable File received by it for the exclusive use and benefit of the Indenture Trustee, and (iii) make disposition thereof only in accordance with the terms of this Agreement or with written instructions furnished by the Controlling Party.




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                  (c) In the event that (i) the Indenture Trustee or the
Custodian shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Custodian's Receivable File or a document included within a Custodian's Receivable File or (ii) a third party shall institute any court proceeding by which any Custodian's Receivable File or a document included within a Custodian's Receivable File shall be required to be delivered otherwise than in accordance with the provisions of this Agreement, the party or parties receiving such service shall promptly deliver or cause to be delivered to the other parties to this Agreement copies of all court papers, orders, documents and other materials concerning such proceedings. The Custodian shall continue to hold and maintain all the Receivable Files that are the subject of such proceedings pending a final order of a court of competent jurisdiction permitting or directing disposition thereof. Upon final determination of such court, the Custodian shall dispose of such Custodian's Receivable File or a document included within such Custodian's Receivable File as directed by such determination or, if no such determination is made, in accordance with the provisions of this Agreement. Expenses of the Custodian incurred as a result of such proceedings shall be borne by the Issuer.

                  (d) The Custodian shall, in general, attend to all non-discretionary details in connection with maintaining custody of the Receivables Files on behalf of (i) the Indenture Trustee for the benefit of the Noteholders and the Insurer or (ii) after all unpaid principal and interest on the Notes and all amounts owing to the Insurer have been paid in full and the Insurance and Indemnity Agreement has expired by its terms, the Issuer. In addition, the Custodian shall assist the Indenture Trustee and the Owner Trustee, on behalf of the Issuer, generally in the preparation of any routine reports to Noteholders, Certificateholders or to regulatory bodies, to the extent necessitated by the Custodian's custody of the Receivable Files.

         7. Release of Receivable File. If the Custodian is not the Servicer, from time to time and as appropriate for the foreclosure or servicing of any of the Receivables, the Custodian is hereby authorized, upon receipt of a written request of the Servicer acknowledged by the Indenture Trustee in substantially the form annexed as Exhibit 2 (a "Request for Release and Receipt of Documents"), to release to the Servicer by the close of business on the second Business Day following such request, the related Custodian's Receivable File or the documents from a Custodian's Receivable File set forth in such request and receipt. All documents so released to the Servicer shall be held by the Servicer in trust for the benefit of the Indenture Trustee in accordance with the Sale and Servicing Agreement. The Servicer shall return to the Custodian each and every document previously requested from the Custodian's Receivable File when the Servicer's need therefore in connection with such foreclosure or servicing no longer exists, unless the Receivable shall be liquidated, in which case, upon receipt of a certification to this effect from the Servicer to the Custodian acknowledged by the Indenture Trustee in substantially the form annexed as
Exhibit 2, the Servicer's prior receipt shall be returned by the Custodian to the Servicer. The Indenture Trustee agrees to acknowledge, within one Business Day of receipt, any Request for Release and Receipt of Documents properly completed and submitted by the Servicer, and not unreasonably to withhold any such acknowledgment.

         8. Release Upon Redelivery or Payment. If the Custodian is not the Servicer upon the redelivery of any Receivable pursuant to the Sale and Servicing Agreement or the payment in full of any Receivable, which shall be evidenced by the delivery to the Custodian of a Request for Release and Receipt of Documents in the form of Exhibit 2 executed by the Servicer and acknowledged by the Indenture Trustee, the Custodian shall promptly release the Custodian's Receivable File to the Servicer.

         9. Examination of Receivable Files. Upon reasonable prior written notice to the Custodian (but no less than one Business Day), the Indenture Trustee and the Insurer and their respective authorized representatives, will be permitted during the Custodian's normal business hours to examine the Receivable Files, documents, records and other papers in the possession, or under the control, of the Custodian relating to any or all of the Receivables.




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         10. Transfer of Receivable Files Upon Termination. If the Custodian is
furnished with written notice and satisfactory evidence from the Indenture Trustee that (i) all unpaid principal and interest on the Notes and all amounts owing to the Insurer have been paid in full and the Insurance and Indemnity Agreement has expired by its terms and (ii) from the Owner Trustee that the trust has been terminated, the Custodian shall, upon written request of the Indenture Trustee release to such Persons as the Owner Trustee shall designate such Receivable Files relating to such Receivables and the Custodian shall endorse the Receivable contracts only as, and if, the Owner Trustee shall request in writing.

         11. Insurance of the Custodian. The Custodian shall, at its own expense, maintain at all times during the term of this Agreement and keep in full force and effect (a) fidelity insurance, (b) theft of documents insurance, and (c) forgery insurance. All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for similar insurance typically maintained by banks that act as custodian in similar transactions.

         12. Periodic Statements. The Custodian by electronic transfer shall provide monthly to the Indenture Trustee a list of all the Receivables for which the Custodian holds a Custodian's Receivable File pursuant to this Agreement. Such list shall include the loan number and name of the related Obligor and may be in the form of a copy of the Schedule of Receivables with manual deletions to specifically denote any Receivables redelivered since the date of this Agreement.

         13. Copies of Documents. If the Custodian is not the Servicer, within ten days after the written request and at the expense of the Servicer, the Custodian shall provide the Indenture Trustee with copies of the documents in the Receivable Files.

         14. Resignation by and Removal of the Custodian; Successor Custodian; Amendment

                  (a) Prior to an Insurer Default, this Custodial Agreement may be amended at any time by the mutual agreement of the Insurer, the Indenture Trustee and the Custodian and may be terminated by either the Insurer or the Custodian by giving written notice to the other parties, such termination to take effect no sooner than thirty (30) days after the date of such notice; provided, however, that the Insurer may terminate this Custodial Agreement at any time in its sole discretion and any termination by the Insurer shall take effect immediately. If an Insurer Default shall have occurred and be continuing, this Custodial Agreement may be amended at any time by mutual agreement of the parties hereto and may be terminated by any party by giving written notice to the other parties, such termination to take effect no sooner than thirty (30) days after the date of such notice. Upon any termination or amendment of this Custodial Agreement, the Indenture Trustee on behalf of (i) the Indenture Trustee for the benefit of the Noteholders and the Insurer, or, (ii) after all unpaid principal and interest on the Notes and all amounts owing to the Insurer have been paid in full and the Insurance and Indemnity Agreement has expired by its terms, the Issuer, in the case of amendments, and the party seeking termination, in the case of terminations, shall give written notice to Standard & Poor's and Moody's (the "Rating Agencies"). Immediately after receipt of notice of termination of this Custodial Agreement, the Custodian shall deliver the Receivable Files to (i) the Indenture Trustee for the benefit of the Noteholders and the Insurer, or, (ii) after all unpaid principal and interest on the Notes and all amounts owing to the Insurer have been paid in full and the Insurance and Indemnity Agreement has expired by its terms, the Issuer, or the Indenture Trustee's agent, at such place or places as the Indenture Trustee, or the Insurer, in the case of a termination by the Insurer, may designate, and the Indenture Trustee, or its agent, as the case may be, shall act as custodian for such Receivables Files on behalf of (i) the Indenture Trustee for the benefit of the Noteholders and the Insurer, or, (ii) after all unpaid principal and interest on the Notes and all amounts owing to the Insurer have been paid in full and the Insurance and Indemnity Agreement has expired by its terms, the Issuer until such time as a successor custodian, approved by the Insurer, has been appointed. If, within twenty-four (24) hours after the termination of this Custodial Agreement, the Custodian has not





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delivered the Receivables Files in accordance with the preceding sentence, the
Insurer or, if an Insurer Default shall have occurred and be continuing, the Indenture Trustee, may enter the premises of the Custodian and remove the Receivables Files from such premises. In connection with the administration of this Agreement, the parties may agree from time to time upon the interpretation of the provisions of this Agreement as may in their joint opinion be consistent with the general tenor and purposes of this Agreement, any such interpretation to be signed by all parties and annexed hereto. If both the Servicer and the Controlling Party fail to appoint a successor custodian pursuant to the terms hereof, the Custodian may petition a court of competent jurisdiction to appoint a successor custodian. One original counterpart of such instrument of appointment shall be delivered to the Servicer, Insurer and Indenture Trustee and the successor custodian.

         If the Controlling Party fails to appoint a successor within 30 days, the Servicer shall appoint a successor custodian. If both the Servicer and the Controlling Party fail to appoint a successor custodian pursuant to the terms hereof, the Custodian may petition a court of competent jurisdiction to appoint a successor custodian. One original counterpart of such instrument of appointment shall be delivered to the Servicer, Insurer and Indenture Trustee and the successor custodian.

                  (b) No resignation or removal of the Custodian (except removal by the Insurer) and no appointment of a successor custodian under this Section 15 shall become effective until the acceptance of a successor custodian hereunder.

                  (c) In the event of any such resignation or removal, the Custodian shall promptly transfer to the successor custodian, as directed in writing by the Controlling Party, all of the Receivable Files being administered pursuant to this Agreement.

         15. Indemnity. The Custodian agrees to indemnify the Issuer, the Owner Trustee, the Indenture Trustee and the Insurer for any and all liabilities, obligations, losses, damage, payments, costs or expenses of any kind whatsoever (including the fees and expenses of counsel) that may be imposed on, incurred or asserted against the Issuer, the Owner Trustee, the Indenture Trustee or the Insurer as the result of any act or omission in any way relating to the maintenance and custody by the Custodian of the Receivable Files; provided, however, that the Custodian shall not be liable for any portion of any such liabilities, obligations, losses, damages, payments or costs or expenses due to the willful misfeasance, bad faith or gross negligence of the Indenture Trustee, the Issuer or the Owner Trustee on behalf of the Issuer.

         16. Advise of Counsel. The Custodian may consult with counsel selected by it with reasonable care and with regard to legal questions arising out of or in connection with this Agreement, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Custodian in reasonable reliance, in good faith, and in accordance therewith.

         17. Term of Agreement. This Custodial Agreement shall become effective as of the date hereof and shall continue in full force and effect until terminated as provided herein.

         18. Authorized Representatives. The names of the officers of the Custodian, Indenture Trustee, Owner Trustee and the Insurer who are authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Agreement on behalf of such parties ("Authorized Representative") are set forth on Exhibit 3, along with the specimen signature of each such officer. From time to time, the Owner Trustee, Indenture Trustee, Insurer and Servicer may, by delivering to the Custodian a revised exhibit, change the information previously given, but the Custodian shall be entitled to rely conclusively on the last exhibit until receipt of a superseding exhibit.




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         19. Notices. All demands, notices and communications relating to this
Agreement shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or by overnight courier, or, if by other means, when received by the other party or parties at the address shown below, or such other address as may hereafter be furnished to the other party or parties by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

            If to the Seller, Servicer or Custodian:

            PeopleFirst Finance, LLC
            401 West A Street, Suite 1000
            San Diego, California  92101
            Attention:  W. Randolph Ellspermann
            Phone Number: (619) 544-0815
            Fax Number: (619) 557-3086

            If to the Insurer:

            Financial Security Assurance Inc.
            350 Park Avenue
            New York, NY  10022
            Attention: Transaction Oversight Department
                     Re: PeopleFirst
            Phone Number: (212) 826-0100
            Fax Number: (212) 339-3518; (212) 339-3529

            If to the Indenture Trustee:

            Wells Fargo National Bank, National Association
            Sixth Street & Marquette Avenue
            Minneapolis, Minnesota 55479, MAC N9311-161
            Attention: Corporate Trust Services - Asset Backed Administration Phone Number: (612) 667-8058
            Fax Number: (612) 667-3464

            If to the Owner Trustee:

            Wilmington Trust Company
            1100 North Market Street
            Wilmington, DE  19890
            Attention: Corporation Trust Administration
            Phone Number: (302) 472-4700
            Fax Number: (302) 651-1576

         20. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of laws applied in the State of New York.

         21. Assignment. No party to this Agreement may assign its rights or delegate its obligations under this Agreement without the express written consent of the other parties, except as otherwise set forth in this Agreement.

         22. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original and together shall constitute and be one and the same instrument.

         23. Headings. The Section headings are not part of this Agreement and shall not be used in its interpretation.

         24. Use of Words. The definitions set forth in this Agreement include both the singular and plural.

         25. Limitation of Liability.

         It is expressly understood and agreed by the parties hereto that (a) this Custodial Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the PeopleFirst.com Vehicle Receivables Owner Trust 2000-2, in the exercises of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company, but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Custodial Agreement or any other related documents.

         26. Nonpetition. Notwithstanding any prior termination of this Agreement, the Custodian shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Transferor or the Issuer, acquiesce, petition or otherwise invoke or cause any of the Transferor or the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Transferor or the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of any of the Transferor or the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Transferor or the Issuer.

         27. Custodian Fee. For its services under this Agreement, the Custodian shall be entitled to reasonable compensation to be paid by the Servicer.



                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                       PEOPLEFIRST FINANCE, LLC,
                           as Custodian


                       By:  /s/ Justin Tisler
                          ----------------------------------------
                           Name:  Justin Tisler
                           Title: Treasurer


                       WELLS FARGO BANK MINNESOTA,
                       NATIONAL ASSOCIATION, as Indenture Trustee


                       By:  /s/ S. Dignan
                          ----------------------------------------
                           Name:  Sue Dignan
                           Title: Corporate Trust Officer



                       FINANCIAL SECURITY ASSURANCE INC.,
                       as Insurer


                       By:  /s/ Robin Ginsberg
                          ----------------------------------------
                           Name:  Robin Ginsberg
                           Title: Director



                       PEOPLEFIRST.COM VEHICLE
                       RECEIVABLES OWNER TRUST 2000-2,
                       by WILMINGTON TRUST COMPANY, not
                       in its individual capacity, but
                       solely as Owner Trustee


                       By:  /s/ James Lawler
                          ----------------------------------------
                           Name:  James Lawler
                           Title: Vice-President



                       PF FUNDING II, LLC,
                           as Transferor


                       By:  /s/ Justin Tisler
                          ----------------------------------------
                           Name:  Justin Tisler
                           Title: Vice-President

                                                                       EXHIBIT 1




                                  CERTIFICATION


[Indenture Trustee]


         Re: Custodial Agreement (the "Custodial Agreement") dated as of December 1, 2000, among PF Funding II, LLC, as Transferor, PeopleFirst.com Vehicle Receivables Owner Trust 2000-2 and Wells Fargo Bank Minnesota, National Association ("Indenture Trustee") and PeopleFirst Finance, LLC, as ("Custodian")

Ladies and Gentlemen:

         In accordance with the provisions of Section 3 of the above-referenced Custodial Agreement, the undersigned, as the Custodian, hereby certifies that as to each Receivable listed on the Schedule of Receivables (other than any Receivable paid in full or any Receivable listed on the exception report attached hereto) it has reviewed the Receivable File and has determined that (i) all documents required to be delivered to it pursuant to Section 3 of the Custodial Agreement are in its possession; (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Receivable identified on the Schedule of Receivables; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (i) (ii) (v) and (vi) of the definition of Schedule of Receivables respecting such Receivable accurately reflects the information on the Schedule of Receivables; and (iv) based on its examination, the Contract is an executed original counterpart.

         Capitalized words used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                       PeopleFirst Finance, LLC, as Custodian


                                       By:
                                          -----------------------------------
                                          Name:
                                               ------------------------------
                                          Title:
                                                -----------------------------

                                EXCEPTION REPORT

                                                                       EXHIBIT 2
                  REQUEST FOR RELEASE AND RECEIPT OF DOCUMENTS


[Custodian]


                  Re: Custodial Agreement (the "Custodial Agreement") dated as of December 1, 2000, among PF Funding II, LLC, as Transferor, PeopleFirst.com Vehicle Receivables Owner Trust 2000-2 and Wells Fargo Bank Minnesota, National Association (the "Indenture Trustee") and PeopleFirst Finance, LLC (the "Custodian")


         In connection with the administration of the Receivables held by you as the Custodian, we request the release of the (Custodian's Receivable File/specify documents) for the Receivable described below, for the reason indicated.

Obligor's Name, Address & Zip Code:

Receivable Number:

Reason for Requesting Documents (check one)

[ ]      1.       Receivable Paid in Full

[ ]      2.       Receivable Redelivered Pursuant to Section 8 of the Custodial
                  Agreement

[ ]      3.       Receivable Liquidated by ______________

[ ]      4.       Receivable in Foreclosure

[ ]      5.       Other (explain)

         If item 1, 2 or 3 above is checked, and if all or part of the Custodian's Receivable File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Receivable.

         If Item 4 or 6 above is checked, upon our return of all of the above document to you as the Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form.


                                       [________________], as Servicer


                                       By:
                                          -----------------------------------
                                          Name:
                                               ------------------------------
                                          Title:
                                                -----------------------------
                                          Date:
                                               ------------------------------


ACKNOWLEDGED:


WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION as Indenture Trustee


By:
   -----------------------------------
   Name:
        ------------------------------
   Title:
         -----------------------------
   Date:
        ------------------------------



DOCUMENTS RETURNED TO THE CUSTODIAN

PEOPLEFIRST FINANCE, LLC, as Custodian


By:
   -----------------------------------
   Name:
        ------------------------------
   Title:
         -----------------------------
   Date:
        ------------------------------

                                                                       EXHIBIT 3

                           AUTHORIZED REPRESENTATIVES



         a)       of PeopleFirst Finance, LLC

Name                                                      Specimen Signature

1.

2.

3.

4.

5.

         b)       of Wilmington Trust Company

Name                                                      Specimen Signature

1.

2.

3.

4.



         c)       of Wells Fargo Bank Minnesota, National Association


Name                                                      Specimen Signature

1.

2.

3.

4.

         d)       of Financial Security Assurance Inc.



Name                                                      Specimen Signature

1.

2.

3.

4.

                                                                       EXHIBIT 4

                                                                       EXHIBIT 5



                             SCHEDULE OF RECEIVABLES

                                                                       EXHIBIT 6


                                 ACKNOWLEDGMENT


         Wells Fargo Bank Minnesota, National Association, acting as Indenture Trustee pursuant to that certain Custodial Agreement, dated as of December 1, 2000, among PF Funding II, LLC, as Transferor, PeopleFirst.com Vehicle Receivables Owner Trust 2000-2, as Issuer, Wells Fargo Bank Minnesota, National Association and Financial Security Assurance Inc., as Insurer, hereby acknowledges that it has conducted a limited review of at least [#00] of the Receivable Files transferred to the Issuer pursuant to the Sale and Servicing Agreement, dated as of December 1, 2000 (the "Sale and Servicing Agreement"), among PeopleFirst.com Vehicle Receivables Owner Trust 2000-2, as Issuer, PF Funding II, LLC, as Transferor, PeopleFirst Finance, LLC as Seller and Servicer, ML Asset Backed Corporation, as Depositor, and Wells Fargo Bank Minnesota, National Association, as Indenture Trustee and Backup Servicer, and hereby confirms that each Receivable File so reviewed, with the exceptions noted on Exhibit A hereto, included (a) the executed cancelled check for the related Contract, (b) a copy of the Note and Security Agreement for such Contract, (c) the original certificate of title or, if not yet received, evidence that an application therefor has been submitted with the appropriate authority, a guaranty of title from a dealer or such other document (electronic or otherwise, as used in the applicable jurisdiction) that the Servicer shall have on file in accordance with the Servicer's customary procedures, evidencing the security interest of the originator, (d) the originals of all assumption, consolidation, extension, modification or waiver agreements, if any, relating to such Receivable, (e) any other documents that the Servicer shall keep on file, in accordance with its customary procedures, or reasonably required by the Issuer, from time to time to be kept on file, relating to a Receivable, the related Obligor or the related Financed Vehicle, and (f) any additional original loan documents evidencing any assumption, consolidation, extension, modification or waiver of a Receivable approved by the Servicer. Wells Fargo Bank Minnesota, National Association has not otherwise reviewed the Receivables or the related Receivable Files for compliance with the terms of the Sale and Servicing Agreement.

         IN WITNESS WHEREOF, Wells Fargo Bank Minnesota, has caused this acknowledgement to be executed by its duly authorized officer as of this [__]th day of [_________], 2000.

                                     WELLS FARGO BANK MINNESOTA,
                                     NATIONAL ASSOCIATION
                                     as Indenture Trustee


                                    By:
                                       ---------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT A


                                   EXCEPTIONS